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                                                                    EXHIBIT 10.4



                         UNIONFED FINANCIAL CORPORATION

                           1992 STOCK INCENTIVE PLAN



1.       PURPOSES OF THE PLAN

         The purposes of this 1992 Stock Incentive Plan ("Plan") of UnionFed Financial Corporation, a Delaware corporation (the "Company"), are to enable the Company and its Subsidiaries to attract, retain and motivate their officers, directors, key employees and consultants with compensatory arrangements and benefits that make use of or are measured by Company stock so as to provide for or increase the proprietary interests of such persons in the Company and to align their interests with those of the Company's stockholders.

2.       PLAN AWARDS

         To carry out the purposes of the Plan, the Company will from time to time enter into various arrangements with persons eligible to participate therein and confer various benefits upon them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Sales of Securities, Stock Bonuses, Performance Shares and Performance Units. Such arrangements and benefits pursuant to the Plan are sometimes referred to herein as "Awards." The authorized categories of benefits for which Awards may be granted are defined as follows:

                 Stock Options: A Stock Option is a right granted under the Plan to purchase a specified number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in the Award. A Stock Option may, but need not, (a) provide for the payment of some or all of the option exercise price in cash or by promissory note or by delivery of previously owned shares (including the technique known as "pyramiding") or other property or by withholding some of the shares which are being purchased; (b) include arrangements to facilitate the grantee's ability to borrow funds for payment of the exercise price; or (c) be an Incentive Stock Option.

                 Sales of Securities: A Sale of Securities is a sale under the Plan of unrestricted shares of Common Stock or of debt or other securities which are convertible into shares of Common Stock upon such terms and conditions as may be established in the terms of the Award.

                 Stock Bonuses: A Stock Bonus is the issuance or delivery of unrestricted or restricted shares of Common Stock under the Plan as a bonus for services rendered or for any other valid consideration under applicable law.

                 Performance Shares: A Performance Share is an Award that represents a fixed number of shares of Common Stock which vests at a specified time or over a period of time in accordance with performance criteria established in connection with the granting of the Award. Such criteria may measure the performance of the grantee, of the business unit in which the grantee is employed, or of the Company, or a combination of any of the foregoing. The vested portion of the Award is payable to the grantee either in the shares it represents or in cash in an amount equal to the Fair Market Value of those shares on the date of vesting, or a combination thereof, as specified in the Award.

                 Performance Units: A Performance Unit is an Award that represents a fixed amount of cash which vests at a specified time or over a period of time in accordance with performance criteria established in connection with the granting of the Award. Such criteria may measure the performance of
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         the grantee, of the business unit in which the grantee is employed, or of the Company or a combination of any of the foregoing. The vested portion of the Award is payable to the grantee either in cash or in shares valued at their Fair Market Value on the date of vesting, or a combination thereof, as specified in the Award.

         An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative. Subject to the provisions of the Plan, any Award granted pursuant to the Plan may contain such additional terms and provisions as those administering the Plan for the Company may consider appropriate. Among other things, any such Award may but need not also provide for (i) the satisfaction of any applicable tax withholding obligation by the retention of shares to which the grantee would otherwise be entitled or by the grantee's delivery of previously owned shares or other property and (ii) acceleration of vesting, lapse of restrictions, cash settlement or other adjustment to the terms of the Award in the event of a merger, sale of assets or change of control of the Company.

3.       STOCK SUBJECT TO THE PLAN

         The kind and maximum number of shares of stock that may be sold or issued under the Plan, whether upon exercise of Stock Options or in settlement of other Awards, shall be 2,645,913 shares of Common Stock (subject to the adjustments set forth hereinbelow). If the outstanding shares of stock of the class then subject to the Plan are increased or decreased, or are changed into or are exchanged for a different number or kind of shares or securities or other forms of consideration, as a result of one or more recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of consideration which may thereafter be sold or issued under the Plan and for which Awards (including Incentive Stock Options) may thereafter be granted and for which outstanding Awards previously granted under the Plan may thereafter be exercised or settled.

         If, on or before termination of the Plan, any shares of Common Stock subject to an Award shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to restrictions imposed on such shares under the Plan or the terms of an Award, the shares not so issued or transferred and the shares so reacquired shall no longer be charged against the limitation provided for in this Section 3 and may be again made the subject of Awards under this Plan, except as necessary to avoid double counting of shares that would have been issued pursuant to an expiring tandem Award. The shares of stock sold or issued under the Plan may be obtained from the Company's authorized but unissued shares, from reacquired or treasury shares, or from outstanding shares acquired in the market or from private sources.

4.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the discretion of the Board, a committee appointed thereby (the "Committee"). Subject to the provisions of the Plan, the Board, or the Committee, shall have full and final authority in its discretion to select the eligible persons to whom Awards shall be granted hereunder, to grant such Awards, to determine the terms and provisions of such Awards and the number of shares to be sold or issued pursuant thereto. The Board (and the Committee) shall also be empowered with full and final authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Board or the Committee, as the case may be, may delegate to Company officers or others its authority with respect to any Awards that may be granted to employees who are not then officers of the Company or subject to Section 16 of the 1934 Act, subject to applicable legal requirements. The interpretation and construction by the Board or the Committee of any term or provision of the Plan or of any Award granted thereunder shall be final and binding upon all participants in the Plan.


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         Pursuant to the authority described above, the Board or the Committee may adopt such amendments to, and rules and regulations governing, the Plan as may be considered advisable for purposes of compliance with applicable federal or state securities laws.

5.       PERSONS ELIGIBLE TO PARTICIPATE

         Directors, officers and key employees of the Company and its Subsidiaries shall be eligible for the grant of Awards under the Plan at the discretion of the Board or Committee provided, however, that no Incentive Stock Options may be granted to any person who is not an employee of the Company. Non-employee consultants to the Company or its Subsidiaries who are deemed by the Board or Committee to be of such significance to the Company or its Subsidiaries that grants of Awards hereunder are appropriate and in the interest of the Company shall also be eligible on an ad hoc basis for the grant of Awards hereunder, except that no Incentive Stock Options may be granted to non-employee consultants.

6.       PLAN EFFECTIVENESS AND DURATION

         The Plan shall become effective as of the date of its approval by the Board, and shall continue (unless earlier terminated by the Board) until its expiration as set forth below; provided, that this Plan shall be submitted for the approval of each class of capital stock eligible to vote on matters submitted to a vote of the Company's stockholders as soon as reasonably practicable; and provided further that any Awards granted prior to such stockholder approval shall be considered subject to such approval. Unless previously terminated, the Plan will expire ten years after its effective date, but such expiration shall not affect any Award previously made or granted which is then outstanding.

7.       SECTION 16 PERSONS

         Notwithstanding any other provision herein, any Award granted hereunder to an officer or director of the Company who is then subject to
Section 16 of the 1934 Act shall be subject to the following limitations:

                 (a) The Award may provide for the issuance of shares of Common Stock as a Stock Bonus for no consideration other than services rendered. In the event of an Award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either (1) be equal to the amount required to be received by the Company in order to assure compliance with applicable state law or (2) be equal to or greater than 50% of the Fair Market Value of such shares on the date of grant of such Award.

                 (b) Any derivative security (as defined in the rules and regulations of the Securities and Exchange Commission with respect to
         Section 16 of the 1934 Act) granted under this Plan shall be transferable by the recipient thereof only to the extent such transfer is not prohibited by Rule 16b-3 under Section 16 of the 1934 Act.

8.       AMENDMENT AND TERMINATION

         The Board may amend, suspend or terminate the Plan, provided that no amendment of the Plan may, unless approved by the stockholders of the Company, increase the maximum number of shares that may be sold or issued under the Plan, or alter the class of persons eligible to participate in the Plan. The Board may in its discretion determine, with respect to any amendments of the Plan (whether or not requiring stockholder approval under this Plan or applicable law or governmental regulations), that such amendments shall become effective upon approval by the stockholders of the Company.


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9.       CERTAIN DEFINITIONS

         The authorized categories of benefits for which Awards may be granted under this Plan are defined in Section 2 above. In addition, the following terms used in this Plan shall have the following meanings:

                 "Common Stock" is the Company's common stock, as constituted on the effective date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3 above.

                 "Fair Market Value" of shares of stock shall be calculated on the basis of the closing price of stock of that class on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded; or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted; or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by the Board or the Committee; or if no such dealer is available, then the Fair Market Value shall be determined in good faith by the Board.

                 An "Incentive Stock Option" is a Stock Option that qualifies as an "incentive stock option" as defined under Section 422 (or any applicable successor provisions) of the Internal Revenue Code and that includes an express provision that it is intended to be an Incentive Stock Option.

                 A "Subsidiary" of the Company is any corporation, partnership or other entity in which the Company directly or indirectly owns 50% or more of the total combined power to cast votes in the election of directors, trustees, managing partners or similar officials.

                 The "1934 Act" means the Securities Exchange Act of 1934, as amended.

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(1)      Section 3 was amended by Board of Directors on June 14, 1993 and approved by UnionFed Stockholders at a Special Meeting on July 27, 1993 to increase the number of shares under the Plan from 500,000 to 2,645,913 (10% of shares outstanding after recapitalization (KBW shares were excluded for this purpose)).

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